Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
Registrant – SunCoke Energy, Inc.
The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of December 31, 2025 (all of which are included in the consolidated financial statements) except as noted in the footnotes below.

Name	Jurisdiction
Ceredo Liquid Terminal, LLC	USA (Delaware)
CMT Liquids Terminal, LLC	USA (Delaware)
Cool Springs LLC	USA (Delaware)
Dismal River Terminal, LLC	USA (Delaware)
Elk River Minerals Corporation	USA (Delaware)
FF Farm Holdings LLC	USA (Delaware)
Flame Aggregator, LLC	USA (Delaware)
Gateway Energy & Coke Company, LLC	USA (Delaware)
Haverhill Coke Company LLC	USA (Delaware)
Indiana Harbor Coke Company	USA (Delaware)
Indiana Harbor Coke Company L.P.	USA (Delaware)
Indiana Harbor Coke Corporation	USA (Indiana)
Jewell Coal and Coke Company, Inc.	USA (Virginia)
Jewell Coke Acquisition Company	USA (Virginia)
Jewell Coke Company, L.P.	USA (Delaware)
Jewell Resources Corporation	USA (Virginia)
Jewell Smokeless Coal Corporation	USA (Virginia)
Kanawha River Terminals, LLC	USA (Delaware)
LOCAL RECYCLING CENTER SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ	Poland
Marigold Dock, Inc.	USA (Delaware)
Metal Services Investment LLC	USA (Delaware)
Metal Services LLC	USA (Delaware)
Middletown Coke Company, LLC	USA (Delaware)
Oakwood Red Ash Coal Corporation	USA (Virginia)
PHOENIX BRAZIL HOLDCO I B.V.	Netherlands
PHOENIX BRAZIL HOLDCO II B.V.	Netherlands
PHOENIX DO BRASIL, SERVICOS INDUSTRIAIS E SERVICOS SIDERURGICOS LTDA	Brazil
PHOENIX DO PECEM INDUSTRIA E SERVICOS SIDERURGICOS LTDA	Brazil
Phoenix Global Burns Harbor, LLC	USA (Delaware)
Phoenix Global Ghent LLC	USA (Delaware)
Phoenix Global Indiana Harbor East, LLC	USA (Delaware)
Phoenix Global Indiana Harbor West, LLC	USA (Delaware)
PHOENIX GLOBAL LEASING B.V.	Netherlands
Phoenix Global Leasing, LLC	USA (Delaware)
Phoenix Global Marion, LLC	USA (Delaware)
1 14.8% of Common Class B Limited Partnership units held by outside investor

Exhibit 21.1

Phoenix Global Riverdale, LLC	USA (Delaware)
PHOENIX METAL SERVICES LLC	United Arab Emirates
PHOENIX SERVICES EUROPE COÖPERATIEF U.A.	Netherlands
PHOENIX SERVICES FINLAND OY	Finland
PHOENIX SERVICES FRANCE	France
PHOENIX SERVICES FRANCE ACQUISITION CORP	France
PHOENIX SERVICES POLSKA SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ	Poland
PHOENIX SERVICES SLOVENSKO S.R.O.	Slovakia
PHOENIX SERVICIOS INDUSTRIALES Y MEDIOAMBIENTALES SL	Spain
PHOENIX SLAG SERVICES OF SOUTH AFRICA (PTY) LTD	South Africa
PHOENIX STEEL MILL SERVICES (INDIA) PRIVATE LIMITED	India
Raven Energy LLC	USA (Delaware)
SOCIETE EUROPEENNE DE PRESTATIONS INDUSTRIELLES S.E.P.I	France
SOTRASI LOGISTIQUE ET SERVICES	France
Sun Coal & Coke LLC	USA (Delaware)
SUN COKE EAST SERVICOS DE COQUEIFICACAO LTDA.	Brazil
Sun Coke International, Inc.	USA (Delaware)
SunCoke Energy South Shore LLC	USA (Delaware)
SunCoke Energy, Inc.	USA (Delaware)
SunCoke GPI LLC	USA (Delaware)
SunCoke Lake Terminal LLC	USA (Delaware)
SunCoke Logistics LLC	USA (Delaware)
SunCoke Technology and Development LLC	USA (Delaware)
SXC HOLDING B.V.	Netherlands
The Claymont Investment Company LLC	USA (Delaware)